AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2003

                                                     REGISTRATION NO. 333 -
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          U.S. Telesis Holdings, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                     62-0201385
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                         P.O. Box 415 Boston, MA 02117
                    (Address of Principal Executive Offices)

   Consulting Agreements dated as of July 28, 2003 by and among U.S. Telesis
       Holdings, Inc. and Paul T. Mannion, Robert B. Prag and Yale Farar
                            (Full title of the plan)

                   Nicholas Rigopulos, Chief Executive Officer
                          U.S. Telesis Holdings, Inc.
                         P.O. Box 415 Boston, MA 02117
                     (Name and address of agent for service)

                                 (617) 536-2070
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                          Christopher S. Auguste, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

--------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED             PROPOSED
                                                        MAXIMUM              MAXIMUM
TITLE OF                      AMOUNT                    OFFERING             AGGREGATE             AMOUNT OF
SECURITIES                    TO BE                     PRICE PER            OFFERING              REGISTRATION
TO BE REGISTERED              REGISTERED(1)             SHARE                PRICE                 FEE
----------------------------- ------------------------- -------------------- --------------------- -----------------
Common Stock, par
value $.001 per share         3,000,000 shares(2)       $.005(3)             $15,000.00(3)         $1.21
----------------------------- ------------------------- -------------------- --------------------- -----------------
Total                         3,000,000 shares                                                     $1.21
----------------------------- ------------------------- -------------------- --------------------- -----------------

--------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the amount to be registered also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Includes 1,000,000 shares from each of the following three consulting agreements: Consulting Agreement dated as of July 28, 2003 by and among U.S. Telesis Holdings, Inc. and Paul T. Mannion, Consulting Agreement dated as of July 28, 2003 by and among U.S. Telesis Holdings, Inc. and Robert B. Prag and Consulting Agreement dated as of July 28, 2003 by and among U.S. Telesis Holdings, Inc. and Yale Farar.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, the average of the high and low prices of the Common Stock, par value .001, as reported on the OTC Bulletin Board.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by U.S. Telesis Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission (Commission File No. 000-50299) pursuant to Sections 12(g) and 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003);

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarter ended June 30, 2003; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003), including any amendment or report filed for the purpose of updating such descriptions.

All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article Eighth of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Article Ninth of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
------            -----------

4.01     Certificate of Incorporation, as Amended of the Registrant(1)

4.02     By-Laws of the Registrant(1)

*4.03 Consulting Agreement dated as of July 28, 2003 by and among the Registrant and Paul T. Mannion

*4.04 Consulting Agreement dated as of July 28, 2003 by and among the Registrant and Robert B. Prag

*4.05 Consulting Agreement dated as of July 28, 2003 by and among the Registrant and Yale Farar

*5.01 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the Common Stock being offered

*23.01   Consent of BP Professional Group LLP

*23.02 Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in Exhibit 5.01)

*24.01 Power of attorney of certain officers and directors of the Registrant (contained in the signature page)

--------------

(1) Incorporated by reference is the Registrant's Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003).

*        Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, state of Massachusetts, on the 15 day of September, 2003.


                                               U.S. TELESIS HOLDINGS, INC.


                                               By: /s/ Nicholas Rigopulos
                                                  ------------------------------
                                                  Name: Nicholas Rigopulos
                                                  Title: Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Nicholas Rigopulos his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 15 day of September, 2003.

         Signature                                      Title
         ---------                                      -----

  /s/ Jules Benge Prag                                Secretary
  ---------------------------
   Jules Benge Prag IV, PhD.

                                  EXHIBIT INDEX

Exhibit
Number   Description
------   -----------

4.01     Certificate of Incorporation, as Amended of the Registrant(1)

4.02     By-Laws of the Registrant(1)

*4.03 Consulting Agreement dated as of July 28, 2003 by and among the Registrant and Paul T. Mannion

*4.04 Consulting Agreement dated as of July 28, 2003 by and among the Registrant and Robert B. Prag

*4.05 Consulting Agreement dated as of July 28, 2003 by and among the Registrant and Yale Farar

*5.01 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the Common Stock being offered

*23.01   Consent of BP Professional Group LLP

*23.02 Consent of Jenkens & Gilchrist Parker Chapin LLP (contained in Exhibit 5.01)

*24.01 Power of attorney of certain officers and directors of the Registrant (contained in the signature page)

______________
(1) Incorporated by reference is the Registrant's Registration Statement on Form 10-SB (File No. 000-50299) (filed on May 29, 2003), as amended on Form 10-SB/A (filed on July 16, 2003).

*        Filed herewith.